                                 EXHIBIT C-16
                          WARRANT PURCHASE AGREEMENT

     The undersigned ("Holder") is the holder of certain warrants to purchase shares of common stock, par value $.01 per share, of PMC International, Inc., a Colorado corporation (the "Company"). Holder hereby accepts the Company's offer to purchase from Holder the number of such warrants indicated below, at a purchase price of $.05 per warrant share.



Number of Warrants: _______________



Date: _____________________________



HOLDER (If an entity)                       HOLDER (If an individual)



__________________________________          ___________________________________

Print:  __________________________          Print:  ___________________________

By:     __________________________

Print:  __________________________

Its:    __________________________

          SIGNED WARRANT PURCHASE AGREEMENTS

------------------------------------------------------
         WARRANTHOLDER NAME               # OF SHARES
------------------------------------------------------
Bedford Capital Financial Corporation          32,500
-----------------------------------------------------
Bedford Capital Financial, Inc.                 1,563
-----------------------------------------------------
Emmett J. Daly                                 31,250
-----------------------------------------------------
Maureen Dobel                                     313
-----------------------------------------------------
Keefe, Bruyette & Woods                        34,375
-----------------------------------------------------
Ladenburg, Thalmann & Co., Inc.                50,000
-----------------------------------------------------
TOTAL                                         150,001
------------------------------------------------------